UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2009
Date of Report (Date of earliest event reported)

2020 CHINACAP ACQUIRCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33799	20-5500605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

c/o Surfmax Corporation 221 Boston Post Road East Suite 410 Marlborough, Massachusetts		01752
(Address of principal executive offices)		(Zip Code)

(508) 624-4948
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission (the “Commission”) in order to have the information contained under Item 8.01 filed with the Commission.  The Purchase Agreement discussed below was subsequently amended by the parties, as disclosed in a Current Report on Form 8-K filed with the Commission on July 27, 2009.  Exhibit 99.1 is an updated investor presentation that reflects the amendment to the Purchase Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2009, 2020 ChinaCap Acquirco, Inc. (the “Company”), Exceed Company Ltd. (“Exceed”), a wholly-owned subsidiary of the Company formed under the laws of the British Virgin Islands with limited liability, Windrace International Company Limited, an operating company in the People’s Republic of China (“Windrace”), and the holders of the issued and outstanding shares of Windrace (the “Sellers”) entered into the Agreement for Sale and Purchase of Windrace (the “Purchase Agreement”) whereby Exceed will purchase 100% of the issued and outstanding ordinary shares of Windrace held by the Sellers.

Windrace is one of the leading PRC sports and leisurewear brands in China in terms of market share by sales revenue. Windrace designs, develops and wholesales footwear, apparel and accessories under the “喜得龍” (Xidelong) brand name and the logo. Windrace has three principal categories of products: (i) footwear, which mainly comprises running, leisure, basketball, skateboarding, canvas, tennis and outdoor footwear, (ii) apparel, which mainly comprises sports tops, pants, jackets, track suits and coats, and (iii) accessories, which mainly comprise bags, socks, hats and caps. Its products are sold entirely to customers within China.

 Pursuant to the terms of the Purchase Agreement, Exceed will purchase all of the ordinary shares of Windrace from the Sellers and the Sellers will receive in the aggregate 17,008,633 ordinary shares of Exceed. Exceed will issue 2,750,000 shares of its ordinary shares to the Sellers upon the closing of the transaction.  The remaining shares will be placed into escrow pursuant to an escrow agreement subject to release or forfeiture based on the after-tax net profits of the combined company for the fiscal years ending December 31, 2009, 2010 and 2011. At the closing, additional shares of Exceed ordinary shares will be released from the escrow amount if the sum of the amounts released and the New Investor Shares (as defined below) is less than 51% of the issued and outstanding shares of Exceed ordinary shares, which shall include any amounts held in the escrow account.  The additional amount of shares to be released from the escrow account in such instance would be the amount necessary to make the sum of the Exceed ordinary shares issued from the escrow account and the New Investor Shares equal to at least 51%.

In addition, Exceed has agreed to issue the Sellers up to an additional 2,212,789 Exceed ordinary shares pursuant to an earn-out provision in the Purchase Agreement based on the after-tax net profits of the combined company during the fiscal year ending December 31, 2011.  Additional shares of Exceed ordinary shares may be issuable pursuant to the Purchase Agreement in certain instances.  If Windrace sells to third parties, and has received consideration for, any of its ordinary shares, at closing the Company will issue to such third parties Exceed ordinary shares (the “New Investor Shares”).  The amount of shares to be issued to such new shareholders will be equal to the amount paid per share of Windrace divided by the lowest of the closing price of the Company on each of the last trading days of March, April and May 2009.  The Company expects to issue approximately 5,277,045 New Investor Shares.

In connection with the purchase and pursuant to the Purchase Agreement, the Company will merge into Exceed, with Exceed surviving the merger. This redomestication will change the Company’s place of incorporation from Delaware to the British Virgin Islands.

The transaction is subject to customary closing conditions. In addition, the closing is conditioned on (a) the affirmative vote of the holders of a majority of the shares of Company Common Stock issued in the Company’s initial public offering to approve the Purchase Agreement and the transactions contemplated thereunder, and (b) fewer than thirty percent (30%) of the shares of Company Common Stock issued in the Company’s initial public offering voting against the Purchase Agreement and electing to convert their shares into cash in accordance with the Company’s amended and restated certificate of incorporation.

A copy of the Purchase Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01.  The description of the Purchase Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  The Purchase Agreement has been included to provide information regarding the terms of the acquisition.  It is not intended to provide any other factual information about the Company.  Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Purchase Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Purchase Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed by the Company, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Purchase Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Item 8.01	Other Events.

Attached hereto as Exhibit 99.1, which is incorporated into this Item 8.01 by reference, is a copy of certain slides to be used in making a presentation to analysts, stockholders and potential investors on May 11 regarding the proposed acquisition by Exceed, a wholly-owned subsidiary of the Company, of all of the outstanding ordinary shares of Windrace, and that may be used in subsequent presentations to interested parties, including analysts, potential investors and stockholders.  The submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement for Sale and Purchase of Windrace, among the Company, Windrace, the Sellers and Exceed, dated May 8, 2009.*

99.1	Investor Presentation, dated July 27, 2009 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 27, 2009, incorporated herein by reference).

*  Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2020 CHINACAP ACQUIRCO, INC.
Date: August 27, 2009	By:	/s/ George Lu
	Name:	George Lu
	Title:	Chairman, Chief Executive Officer and President